SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             GREENBRIAR CORPORATION
                  (Name of Registrant As Specified in Charter)

 ................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         .......................................................................
     2)  Form, Schedule or Registration Statement No.:
         .......................................................................
     3)  Filing Party:
         .......................................................................
     4)  Date Filed:
         .......................................................................

                             GREENBRIAR CORPORATION
                               4265 Kellway Circle
                              Addison, Texas 75244

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held July 31, 1998






Dear Stockholders of Greenbriar Corporation:

     You are cordially invited to attend the Annual Meeting of Stockholders of Greenbriar Corporation (the "Company") to be held at 10:00 a.m., local time on July 31, 1998, at 4265 Kellway Circle, Addison, Texas 75244, to consider and vote upon the following matters:

              1. To elect one Class III Director and three Class I Directors to hold office in accordance with the Articles of Incorporation and Bylaws of the Company ("Proposal 1");

              2. To ratify the selection of Grant Thornton, LLP as the Company's auditors ("Proposal 2"); and

              3. The transaction of such other business that may properly come before the meeting or any adjournment or postponement thereof.

     Only Stockholders of record at the close of business on July 2, 1998 who own Common Stock or Series B or Series D Preferred Stock will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     All Stockholders are cordially invited and urged to attend the Annual Meeting. Even if you plan to attend the Annual Meeting, you are still requested to sign, date and return the accompanying proxy in the enclosed addressed envelope. If you attend, you may vote in person if you wish, even though you have sent your proxy.





                                       By Order of the Board of Directors


                                       Robert L. Griffis, Secretary

July 10, 1998

                             GREENBRIAR CORPORATION
                               4265 Kellway Circle
                              Addison, Texas 75244

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held July 31, 1998


         This Proxy Statement (the "Proxy Statement") and the accompanying proxy card are being furnished to the holders of common stock, par value $.01 per share ("Common Stock"), and Series B and Series D Preferred Stock, par value $0.10 per share ("Preferred Stock") (collectively, the "Stockholders"), of Greenbriar Corporation, a Nevada corporation ("Greenbriar" or the "Company"), in connection with a solicitation of proxies by the Board of Directors of the Company from the Stockholders for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"). Proxies will be voted at the Annual Meeting to be held at the time and place and for the purposes set forth in the accompanying Notice. This Proxy Statement and the enclosed form of proxy is being mailed on or about July 10, 1998.

         The expense of this solicitation, including the reasonable costs incurred by custodians, nominees, fiduciaries and other agents in forwarding the proxy material to their principals, will be borne by the Company. The Company will also reimburse brokerage firms and other custodians and nominees for their expenses in distributing proxy material to beneficial owners of the Company's Common Stock in accordance with Securities and Exchange Commission requirements. In addition to the solicitation made hereby, certain directors, officers and employees of the Company may solicit proxies by telephone and personal contact.

         The Company's principal executive office is located at 4265 Kellway Circle, Addison, Texas 75244, and its telephone number is (972) 407-8400.

                          VOTING AND PROXY INFORMATION

         The Board of Directors of the Company has fixed the close of business on July 2, 1998, as the record date (the "Record Date") for determining the holders of Common Stock and Preferred Stock entitled to receive notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding 6,733,579 shares of Common Stock, 615 shares of Series B Preferred Stock, and 675,000 shares of Series D Preferred Stock, the only outstanding securities of the Company entitled to vote at the Annual Meeting.
The Common Stock, Series B and Series D Preferred Stock were held by approximately 4,000, eight and one stockholders of record, respectively.

         For each share held on the Record Date, a holder of Common Stock or Preferred Stock is entitled to one vote on all matters properly brought before the Stockholders at the Annual Meeting. Such votes may be cast in person or by proxy. Abstentions may be specified as to the approval of any of the Proposals. Under the rules of the American Stock Exchange (the "Exchange"), brokers holding shares for customers have authority to vote on certain matters when they have not received instructions from the beneficial owners, and do not have such authority as to certain other matters (so-called "broker non-votes"). The Exchange rules allow member firms of the Exchange to vote on both Proposals without specific instructions from beneficial owners.

         On the Record Date, Mr. James R. Gilley, Chairman of the Board of the Company, a corporation wholly owned by him, and his spouse and adult children (as individuals or as trustees for various family trusts), beneficially owned an aggregate of approximately 32% of the outstanding Common Stock and 100% of the outstanding Series D Preferred Stock of the Company (approximately 38.2% of shares entitled to vote); Mr. Victor L. Lund, a director of the Company, beneficially owned approximately 16.5% of the outstanding shares of Common Stock (approximately 15% of shares entitled to vote); and Floyd B. Rhoades, President, Chief Executive Officer and a director of the Company, beneficially owned approximately 12.9% of the outstanding shares of Common Stock (approximately 11.7% of shares entitled to vote). All such persons have indicated they will vote their shares, comprising a total of more than 64.9% of the shares entitled to vote, for the approval of each of the Proposals, which will insure such approval by the Stockholders.

         All shares of Common Stock and Preferred Stock that are represented at the Annual Meeting by properly executed proxies received by the Company prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. Unless instructions to the contrary are specified in the proxy, each such proxy will be voted FOR the election as a Director of the nominees listed herein and for approval of the other Proposal.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, before the vote is taken at the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing and delivering a subsequent proxy relating to the same shares, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation should be sent to:
Corporate Secretary, Greenbriar Corporation, 4265 Kellway Circle, Addison, Texas 75244.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

Nominees

         At the Annual Meeting, one Class III director will be elected to hold office until the 2000 Annual Meeting of Stockholders or until his successor is elected and qualified, and three Class I directors will be elected to hold office until the 2001 Annual Meeting of Stockholders or until their successors are elected and qualified. The Company's Articles of Incorporation provide that the directors are divided into three classes of equal or approximately equal number, and that the number of directors constituting the Board of Directors will from time to time be fixed and determined by a vote of a majority of the Company's directors serving at the time of such vote. The Board of Directors is now comprised of seven members, with Classes I and II consisting of three members and Class III consisting of one member. The Board of Directors has provided, however, that there shall be eight members of the Board effective the date of the Annual Meeting, with each of Class I and II consisting of three members and Class III consisting of two members.

         It is intended that the accompanying proxy, unless contrary instructions are set forth therein, will be voted for the election of the nominees for election as directors as set forth in the following table. If the nominees become unavailable for election to the Board of Directors, the persons named in the proxy may act with discretionary authority to vote the proxy for such other persons, if any, as may be designated by the Board of Directors. However, the Board is not aware of any circumstances likely to render the nominees unavailable for election. The withholding of authority or abstention will have no effect upon the election of directors by holders of Common Stock and Series B and D Preferred Stock because under Nevada law directors are elected by a plurality of the votes cast, assuming a quorum is present. The presence of a majority of the outstanding shares of Common Stock and Series B and D Preferred Stock, voting as one class, will constitute a quorum. The shares held by each holder of Common Stock and Series B and D Preferred Stock who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

         The following table sets forth certain information with respect to the persons who will be the nominees for election at the Annual Meeting and the other incumbent directors and executive officers of the Company. Included within the information below is information concerning the business experience of each such person during the past five years. The number of shares of Common Stock beneficially owned by each of the directors as of May 31, 1998 is set forth below in "Securities Ownership of Certain Beneficial Owners."


Nominees and Business Experience
Class III
Being elected at Annual Meeting for a term to expire in 2000
------------------------------------------------------------

William A. Shirley, Jr.     Mr. Shirley was Chairman of the Board and President of Villa
        Age 55              Residential Care Homes, Inc. from 1989 until its acquisition by the Company on December  31,  1997.  Mr.  Shirley is also
                            President of Pascal  Enterprises,  a real estate  investment company wholly owned by Mr. Shirley.

Class I
Being elected at Annual Meeting for a term to expire in 2001
------------------------------------------------------------

James R. Gilley             Mr. Gilley has been  Chairman of the Company since  November
        Age 64              1989 and was  President  and Chief  Executive  Officer  from
                            November 1989 until December 31, 1996.

Floyd B. Rhoades            Mr. Rhoades has been a Director and Chief Executive  Officer
        Age 57              of the Company  since  December  31,  1996.  He has been the
                            Chairman,  President and Chief Executive Officer of American
                            Care Communities, Inc. ("American Care") since its inception in 1992.  American Care became a wholly owned  subsidiary of the  Company on  December  31,  1996.  From 1985 to 1991 Mr.
                            Rhoades served as President of Living  Centers.  In 1992 Mr.
                            Rhoades was the recipient of the National Council of Aging's
                            Distinguished  Service Award. He was the founding  President of the North Carolina Assisted Living Association, and he is
                            a Board  Member  of the  Accreditation  Commission  for Home
                            Care.

Paul G. Chrysson            Mr.  Chrysson  has been a  Director  since May  1995.  He is
        Age 43              President of C.B.  Development  Co.,  Inc., a North Carolina
                            real estate developer,  a position he has held for over five years.  Mr.  Chrysson is a member of the boards of directors of Boddie-Noell  Properties,  Inc. and the Board of Advisors
                            of Wachovia  Bank-Winston Salem and has served on the boards of various charitable organizations.  He has been a licensed real estate agent since 1974 and a licensed contractor since
                            1978.

Incumbent Directors and Business Experience
Class II
Term expires in 1999
--------------------

Michael E. McMurray         Mr. McMurray has been a Director since May 1991.  Since July
                            1987,  Mr.  McMurray has been Vice  President of Investments
        Age 43              for  Prudential  Securities.  Prior  to  joining  Prudential
                            Securities,  Mr.  McMurray  was a financial  consultant  for
                            Shearson Lehman Hutton from 1983 until July 1987.

Matthew G. Gallins          Mr. Gallins has been a Director since June 1994. Since 1990,
        Age 42              Mr.  Gallins  has  been  a  Director,  President  and  Chief
                            Operations Officer of Gallins Vending Company,  Inc., a food services  vending  company.  He has also  been the owner and served as Vice President and Secretary of Exit Inc.  (d.b.a.
                            Tomatoz Grill), a restaurant, since 1993. He is a Foundation
                            Board  Director for  Tanglewood  Park in North  Carolina,  a
                            Member of the Annual  Campaign  Fund for the United Way, and
                            past Chairman of Special Events  Solicitation  Committee for the Forsyth County Mental Health

                                                         3




                            Association.  He is director of Southern  Community  Bank in
                            Winston- Salem, North Carolina.

Victor L. Lund              Mr. Lund was the founder of Wedgwood  Retirement  Inns, Inc.
        Age 69              ("Wedgwood")  in  1977.   Wedgwood  became  a  wholly  owned
                            subsidiary  of the  Company on March 31,  1996.  For most of
                            Wedgwood's  existence,  he was the  Chairman  of the  Board,
                            President  and Chief  Executive  Officer,  positions he held until  Wedgwood was  acquired by the  Company.  He presently continues to serve as Chairman of the Board of Wedgwood.

Class III
Term expires in 2000
--------------------

Don C. Benton               Mr. Benton has been a Director  since June 1994.  Mr. Benton
        Age 43              currently  serves as a  consultant  to various  twelve  step
                            ministry   programs.   He  was   Director   of  Twelve  Step
                            Ministries,  Lovers Lane United  Methodist  Church of Dallas
                            from 1991 until 1997 and has been a Consultant for Spiritual
                            Counseling and Education for the Addiction  Recovery  Center
                            since 1993 and also served in that  capacity  for the Argyle
                            Specialty  Hospital.  He has  served  as  unit  coordinator, admissions  coordinator,  and milieu  therapist  for various hospitals and facilities  throughout Texas since 1988. He is a Licensed Chemical  Dependency  Counselor,  and a Certified
                            Alcohol and Drug Abuse Counselor.

Other Executive Officers and Business Experience

Gene S. Bertcher            Mr.  Bertcher has been  Executive  Vice  President and Chief
        Age 49              Financial   Officer  and  Treasurer  of  the  Company  since
                            November  1989 and was a Director  from  November 1989 until
                            September 1996. He is a certified public accountant.

Robert L. Griffis           Mr.  Griffis has been Senior Vice  President  of the Company
        Age 62              since November 1992 and Secretary  since June 1994 and was a
                            Director from June 1994 until  September  1996. For the nine years prior to becoming  an officer of the  Company,  he was
                            involved  in  the  healthcare   industry,   as  Senior  Vice
                            President of Retirement Corporation of America,  Senior Vice
                            President of National  Heritage,  Inc.,  President of Health
                            Resources, Inc., President of the long term care division of
                            Clinitex Corp., and from 1991 to 1992 as a consultant to the
                            Company.


Securities Ownership of Certain Beneficial Owners

         The following table sets forth as of June 30, 1998, certain information with respect to all Stockholders known by the Company to own beneficially more than 5% of the outstanding Common Stock and Series D, F and G Preferred Stock (which are the only outstanding classes of securities of the Company, except for Series B Preferred Stock), as well as information with respect to the Company's Common Stock and Series D, F and G Preferred Stock owned beneficially by each director and director nominee, current executive officer whose compensation from the Company in 1997 exceeded $100,000, and by all directors and executive officers as a group. Unless otherwise indicated, each of such Stockholders has sole voting and investment power with respect to the shares beneficially owned. The number of shares of Series B Preferred Stock outstanding and convertible into Common Stock is immaterial and no information has been provided below regarding Series B Preferred Stock ownership.



                                  Preferred Stock                              Common Stock
                            ------------------------    ---------------------------------------------------------------


                                                                                    Number of Shares--
                               Number       Percent      Number       Percent        Assuming Full              Percent
    Name and Address             of           of           of           of       Conversion of Preferred          of
   of Beneficial Owner         Shares       Series       Shares        Class     Stock and Options by Holder     Class
   -------------------      -----------     --------    --------      --------   ---------------------------    -------

                           Series D Preferred Stock(1)
                           --------------------------

James R. Gilley              675,000(2)        100%    2,607,151(3)     35.0%           2,944,651                37.9%
4265 Kellway Circle
Addison, TX  75244

Sylvia M. Gilley             675,000(2)        100%    2,607,151(3)     35.0%           2,944,651                37.9%
6211 Georgian Court
Dallas, TX  75240

Victor L. Lund                       -            -    1,214,961        18.0%           1,214,961                18.0%
816 NE 87th Ave.
Vancouver, WA  98664

Floyd B. Rhoades                     -            -    1,022,000(4)     14.7%           1,022,000(4)             14.7%
4265 Kellway Circle
Addison, TX 75244

Gene S. Bertcher                     -            -       74,000(5)      1.1%              74,000                 1.1%
4265 Kellway Circle
Addison, TX  75244

Robert L. Griffis                    -            -       30,000(6)        *               30,000                  *
4265 Kellway Circle
Addison, TX  75244

Michael E. McMurray                  -            -       10,000(7)        *               10,000                  *
5330 Merrick Rd.
Massapequa, NY  11758

Matthew G. Gallins                   -            -       15,000(8)        *               15,000                  *
715 Stadium Drive
Winston-Salem, NC  27101

Paul G. Chrysson                     -            -     10,000(9)          *               10,000                  *
1045 Burke Street
Winston-Salem, NC  27101

Don C. Benton                        -            -     10,000(10)         *               10,000                  *
Arrowhead Ranch
Route 1
Clarksville, TX  75246

William A. Shirley, Jr.              -            -    568,446(11)       7.7%             568,446                 7.7%
2621 State Street
Dallas, Texas 75204

                       Series F and G Preferred Stock(12)
                       ------------------------------

Lone Star Opportunity          2,200,000       100%          -             -            1,257,143                15.7%
  Fund, L.P.
600 North Pearl Street
Suite 1550
Dallas, Texas 75201

American Realty Trust, Inc.(14)      -            -    197,500           2.9%             197,500                 2.9%
10670 North Central Expressway
Suite 300
Dallas, Texas 75231

Basic Capital Management,
Inc.(14)                             -            -    141,260            2.1%            141,260                 2.1%
10670 North Central Expressway
Suite 600

                                        5




Dallas, Texas 75231




                                  Preferred Stock                              Common Stock
                            ------------------------    ---------------------------------------------------------------


                                                                                    Number of Shares--
                               Number       Percent      Number       Percent        Assuming Full              Percent
    Name and Address             of           of           of           of       Conversion of Preferred          of
   of Beneficial Owner         Shares       Series       Shares        Class     Stock and Options by Holder     Class
   -------------------      -----------     --------    --------      --------   ---------------------------    -------

Nevada Sea Investments,
Inc.(14)                             -            -     72,800            1.1%             72,800                 1.1%
10670 North Central
Expressway
Suite 501
Dallas, Texas 75231

International Health Products,
Inc.(14)                             -            -    249,085            3.7%            249,085                 3.7%
10670 North Central Expressway
Suite 410
Dallas, Texas 75231

Davister Corp.(14)                   -            -    251,200            3.7%            251,200                 3.7%
10670 North Central Expressway
Suite 410
Dallas, Texas 75231

Institutional Capital
Corporation (14)                     -            -    242,500            3.6%            242,500                 3.6%
10670 North Central Expressway
Suite 411
Dallas, Texas 75231

All executive officers        675,000(1)2)     100%  5,561,558           68.1%          5,899,058                69.4%
and directors and director
nominees as a group
  (10 persons)
--------------------

* Less than one percent.

(1) Represents Series D Preferred Stock which votes with Common Stock and Series B Preferred Stock as one class. Series D Preferred Stock is convertible into Common Stock at a rate of one share of Common Stock for two shares of Series D Preferred Stock.

(2) The shares are owned by a grantor trust for the benefit of Mr. and Mrs. Gilley. Sylvia M. Gilley is the spouse of James R. Gilley.

(3) Consists of 972,851 shares of Common Stock owned by JRG Investments Co., Inc., a corporation wholly owned by James R. Gilley ("JRG"); 390,300 shares of Common Stock owned by a grantor trust for the benefit of James R. and Sylvia M. Gilley; options to James R. Gilley to purchase 200,000 shares of Common Stock at $10.75 per share, exercisable through December 1, 2000; options to James R. Gilley to purchase 200,000 shares of Common Stock at $13.275 per share, exercisable through December 31, 2006; options to James
     R. Gilley to purchase 200,000 shares of Common Stock at $17.50 per share, exercisable through December 31, 2007; a warrant to purchase 108,000 shares at an exercise price of $12.98 per share, exercisable through October 1, 2006, owned by the grantor trust for the benefit of Mr. and Mrs. Gilley; and 536,000 shares of Common Stock owned of record by Mrs. Gilley. Other than shares owned by the grantor trust, Mrs. Gilley disclaims any beneficial ownership of the shares owned by Mr. Gilley and JRG. Mr. Gilley and JRG disclaim beneficial ownership of the shares owned by Mrs. Gilley. Mr. Gilley has pledged all of his shares in JRG to Institutional Capital Corporation (formerly known as MS Holding Corp.), a non-affiliated entity, as collateral for repayment of a promissory note payable by JRG to Institutional Capital Corporation in the remaining principal amount of $2,996,373. The note requires payment of annual interest only until December 31, 1998, when the principal balance and all accrued interest is due and payable. Of the shares of Common Stock owned by the grantor trust, 200,000 shares were acquired by the trust from the Company in November 1993 in consideration of a $2,250,000 partial recourse promissory note executed by the grantor trust and Mr. Gilley (as co-maker). This note bears interest at an annual rate of 5.5% until November 2003, when the entire principal balance and all accrued interest is due. The note is collateralized by the 200,000 shares purchased by the grantor trust, and the grantor trust and Mr. Gilley (as co-maker) have personal recourse only for the first 20% of the principal balance.

(4) Consists of 820,000 shares of Common Stock owned by Mr. Rhoades, options to Mr. Rhoades to purchase 200,000 shares of Common Stock at $17.50 per share, and 2,000 shares owned by his spouse. Mr. Rhoades disclaims beneficial ownership of the shares owned by his spouse.

(5) Consists of 54,000 shares of Common Stock issued for promissory notes of $92,500, for which 13,000 shares are currently pledged as collateral, and options to purchase 20,000 shares of Common Stock for $11.25 per share, all of which are vested.

(6) In November 1992, Mr. Griffis obtained a loan from the Company for $75,000 which was used to exercise options to purchase 30,000 shares of the Company's Common Stock. The loan is collateralized by the shares purchased by Mr. Griffis.

(7) Consists of options to purchase 10,000 shares of Common Stock for $17.75 per share.

(8) Consists of 3,000 shares of Common Stock owned by Matthew G. Gallins LLC, 2,000 shares of Common Stock owned by Mr. Gallins' minor children, for which he serves as custodian, and options to Mr. Gallins to purchase 10,000 shares of Common Stock for $17.75 per share.

(9) Consists of options to purchase 10,000 shares of Common Stock for $17.75 per share.

(10) Consists of options to purchase 10,000 shares of Common Stock for $17.75 per share.

(11) Includes 85,155 shares of Common Stock owned of record by Mr. Shirley and 483,291 shares of Common Stock which Mr. Shirley may acquire upon conversion of certain limited partnership units.

(12) The holders of Series F Convertible Preferred Stock ("Series F Preferred Stock") are entitled to elect one member to the Board, but this right has not been exercised by such holders. Series F Preferred Stock is not otherwise entitled to vote except with regard to certain matters that effect changes to its rights and preferences. Series G Senior NonVoting Convertible Preferred Stock ("Series G Preferred Stock") is not entitled to vote except with regard to certain matters that effect changes to its rights and preferences.

(13) There are 1,400,000 shares of Series F Preferred Stock outstanding and 800,000 shares of Series G Preferred Stock outstanding. The Series F Preferred Stock and Series G Preferred Stock presently are convertible into 800,000 shares of Common Stock and 457,143 shares of Common Stock, respectively.

(14) Based on a Schedule 13D, dated April 8, 1998, filed by each of these entities and by Gene E. Phillips, each of these entities owns of record the number of shares set forth for such entity in the table above and each of such entities and Mr. Phillips disclaim they filed such Schedule 13D as a "group". According to the Schedule 13D, Basic Capital Management, Inc. may be deemed to beneficially own 311,560 shares, including the shares owned of record by American Realty Trust, Inc. and Nevada Sea Investments, Inc., and Mr. Phillips may be deemed to beneficially own all 1,154,345 shares owned of record and beneficially by these six entities. In the Schedule 13D, Mr. Phillips does not affirm beneficial ownership of any of these shares.

Executive Compensation

     The following tables set forth the compensation paid by the Company for services rendered during the fiscal years ended December 31, 1997, 1996 and 1995 to the Chief Executive Officer of the Company and to the other executive officers of the Company whose total annual salary in 1997 exceeded $100,000, the number of options granted to any of such persons during 1997, and the value of the unexercised options held by any of such persons on December 31, 1997.


                           Summary Compensation Table


                                                                           Long Term
                                                                         Compensation-
            Name and                                                       Number of
           Principal                                                       Shares of
           Position                                 Annual                Common Stock                 All
           --------                             Compensation-              Underlying                 Other
                                    Year            Salary                   Options             Compensation(1)
                                    ----        -------------            -------------           ---------------

James R. Gilley,                    1997           $460,000                  200,000                  $6,500
  Chairman(2)                       1996            460,000                  200,000                   8,500
                                    1995            460,000                  200,000                   7,500

Floyd B. Rhoades                    1997           200,000                   200,000                   6,500
 President and Chief                1996           152,000                      -                        -
 Executive Officer(2)               1995           153,000                      -                        -

Gene S. Bertcher,                   1997           180,000                      -                        -
  Executive Vice                    1996           180,000                      -                      7,500
  President and  Chief              1995           172,500                      -                      6,500
  Financial Officer

Robert L. Griffis,                  1997           100,000                      -                        -
  Senior Vice President             1996           120,000                      -                      7,500
                                    1995           115,000                      -                      6,500

Paul W. Dendy (3)
  Executive Vice President          1997           125,000                      -                        -
                                    1996           131,250                   10,000                    7,500
                                    1995            75,000                      -                        -
-------------------------


(1) Constitutes directors' fees paid by the Company to the named individuals.

(2) James R. Gilley served as President and Chief Executive Officer until December 31, 1996. Floyd B. Rhoades was named President and Chief Executive Officer on December 31, 1996 as part of the American Care Acquisition. Mr. Rhoades has a three year employment agreement with the Company under which he will receive an annual salary of $200,000.

(3) Paul W. Dendy ceased to be an executive officer in May 1998. His compensation for 1995 and a portion of 1996 represent compensation paid by Wedgwood Retirement Inns, Inc. prior to its acquisition by the Company on March 31, 1996.



                                                 Option Grants Table
                                         (Option Grants in Last Fiscal Year)


                                                           Percent of
                         Number of Securities            Total Options               Exercise or
                              Underlying            Granted to Employees in           Base Price          Expiration
        Name                Options Granted                Fiscal Year                 Per Share             Date
        ----               -----------------              ------------                ----------            -----

James R. Gilley                 200,000                       50%                      $17.50              12/31/07
Floyd B. Rhoades                200,000                       50%                       17.50              12/31/07




                                     Aggregated Option Exercises in Last Fiscal
                                            Year and FY-End Option Values


                                                                                                      Value of Unexercised
                                                                 Number of Securities                     In-the-Money
                                                                Underlying Unexercised                  Options at 1997
                         Shares Acquired        Value           Options at 1997 FY-End                       FY-End
                                                                ----------------------             -----------------------
        Name               on Exercise        Realized         Exercisable Unexercisable           Exercisable Unexercisable
        ----               -----------        --------         ----------- -------------           ----------- -------------

James R. Gilley                 -                 -             600,000             -             $2,244,000           $-
Floyd B. Rhoades                -                 -             200,000             -                  -                -

Gene S. Bertcher                -                 -              20,000             -                127,500            -
Paul W. Dendy                   -                 -              10,000             -                 63,750            -


Stock Option Plan

         The Compensation Committee administers the Company's 1992 Stock Option Plan, as amended (the "1992 Plan"), and 1997 Stock Option Plan (the "1997 Plan"), each of which provides for grants of incentive and non-qualified stock options to the Company's executive officers, as well as its directors and other key employees, and consultants in the case of the 1997 Plan. Under both Plans, options are granted to provide incentives to participants to promote long-term performance of the Company and specifically, to retain and motivate senior management in achieving a sustained increase in stockholder value. Currently, neither Plan has a pre-set formula or criteria for determining the number of options that may be granted. The exercise price for an option granted under both Plans is determined by the Compensation Committee, in an amount not less than 100 percent of the fair market value of the Company's Common Stock on the date of grant. The Compensation Committee reviews and evaluates the overall compensation package of the executive officers and determines the awards based on the overall performance of the Company and the individual performance of the executive officers. The Company currently has reserved 217,500 shares of Common Stock for issuance under the 1992 Plan and 500,000 shares of Common Stock under the 1997 Plan. As of the date of this Proxy Statement, options had been granted for all but 63,500 shares reserved under the 1992 Plan and no options had been granted under the 1997 Plan.

Employment Agreements

         Effective December 31, 1996, the Company entered into an employment agreement with Floyd B. Rhoades to become the President and Chief Executive Officer of the Company. Mr. Rhoades' agreement is for a term of three years, with an annual salary of $200,000.

         Effective January 1, 1997, the Company entered into an Employment Agreement with James R. Gilley to serve as Chairman for a three year term that recommences each day. The Agreement provides for base salary of $460,000 and 200,000 fully vested, non-qualified stock options each year in lieu of any cash bonus. The Agreement may be terminated early only upon resignation, mutual consent or for good cause.

         Also effective January 1, 1997, the Company entered into an Employment Agreement with Gene S. Bertcher to serve as Executive Vice President for a two year term that recommences each day. The Agreement provides for base salary of $180,000 and discretionary bonus, and may be terminated early only upon resignation, mutual consent, or for good cause.


Certain Relationships and Related Transactions

         The following paragraphs describe certain transactions between the Company and (i) any stockholder beneficially owning more than 5% of the outstanding Common Stock, (ii) the executive officers and directors of the

Company and (iii) members of the immediate family or affiliates of any of the foregoing, which transactions occurred since the beginning of the 1996 fiscal year.

         On November 19, 1993 the Company sold 200,000 unregistered shares of its Common Stock, to The April Trust, a grantor trust for the benefit of James
R. Gilley, Chairman of the Board of the Company, and his wife, at a price equal to the closing price of the shares on the American Stock Exchange on that date ($11.25) per share for consideration consisting of a $2,250,000 promissory note (for which Mr. Gilley is a co-maker) for the full purchase price thereof, of which 20% of the principal amount of the note is a recourse obligation of Mr. Gilley and the grantor trust and the balance of the note is nonrecourse. Such note bears interest at the rate of 5.5% per annum, which accrues and is payable along with all principal upon maturity on November 18, 2003, and is secured by a pledge of the stock back to the Company to hold as collateral for payment of the note pending payment in full. On December 16,1996, the Compensation Committee extended the due date of such note to November 18, 2008.

         Gene S. Bertcher and Robert L. Griffis, officers of the Company, are indebted to the Company for an aggregate of $92,500 and $75,000, respectively, for notes issued in payment for shares of Common Stock. Mr. Bertcher's notes are secured by a pledge of 13,000 shares of Common Stock. Mr. Griffis" note is secured by a pledge of his 30,000 shares. Such notes bear interest at a rate equal to any cash or stock dividends declared on the purchased stock, and are due in a single installment for each such note on or before December 31, 1999.

         As part of the Wedgwood Acquisition and as an accommodation to the Sellers to assist them to help achieve a tax-free acquisition, James R. Gilley and members of his family agreed to contribute a retail property in North Carolina to the Company in exchange for 675,000 shares of the Company's Series D Preferred Stock. Mr. Gilley and his family had owned the retail property for over five years. The consideration received by James R. Gilley and members of his family, valued at $3,375,000, was based upon an independent appraisal of the North Carolina shopping center. The Series D Preferred Stock is unregistered, has no trading market unless converted to Common Stock, and is entitled to one vote per share on all matters to come before a meeting of stockholders. The Series D Preferred Stock bears a cumulative quarterly dividend of 9.5% per year, which approximates the cash flow Mr. Gilley and his family members were receiving from the retail property prior to its contribution to the Company. The Series D Preferred Stock is convertible into unregistered shares of Common Stock at a ratio of one share of Common Stock for two shares of Series D Preferred Stock. Mr. Gilley and his family members and affiliates transferred all of the shares of Series D Preferred Stock to The April Trust effective April 1997.

         The Company agreed to register the shares of Common Stock into which the Series D Preferred Stock is convertible under limited circumstances, as follows: (i) the Company agreed to give the holders of such shares the right to demand registration of all or a portion of the Common Stock upon conversion provided holders of at least a majority of the shares join in such demand; and
(ii) the Company agreed to give the holders of Common Stock "piggy-back" registration rights to include all or a portion of the shares in any other registration statement filed by the Company under the Securities Act (other than on Form S-8 or Form S-4), subject to certain rights of the Company not to include all or a portion of such shares under certain circumstances. The Company agreed to pay all expenses of the demand or piggyback registration, other than underwriting fees, discounts or commissions.

         The Company agreed to register the shares of Common Stock into which the Series E Preferred Stock was converted in connection with the Wedgwood Acquisition, a large percentage of which is held by Victor L. Lund, under limited circumstances, as follows: (i) commencing two years after the closing of the Wedgwood Acquisition, the Company agreed to give the holders of such shares the right to demand registration of all or a portion of the Common Stock provided at least a majority of the shares join in such demand; and (ii) the Company agreed to give the holders of the Common Stock "piggy-back" registration rights to include all or a portion of the shares in any other registration statement filed by the Company under the Securities Act (other than on Form S-8 or Form S-4), subject to certain rights of the Company not to include all or a portion of such shares under certain circumstances. The Company agreed to pay all expenses of the demand or piggy-back registration, other than underwriting fees, discounts or commissions.

         In connection with the Wedgwood Acquisition, the Company entered into a Construction Management Agreement with Victor L. Lund pursuant to which Mr. Lund agreed to serve, for three years following closing of the Wedgwood Acquisition, as a construction manager to oversee construction for the Company of up to 20 assisted living facilities, including those that provide Alzheimer's care, during the term of the agreement. The Construction Management Agreement was terminated by mutual agreement in October 1997. Mr. Lund received monthly fees based on the percentage of completion of each facility with a total fee of $150,000 for each facility successfully completed, less any distributions paid to Mr. Lund from any partnership or limited liability company in which Mr. Lund and the Company both own equity interests. Mr. Lund was responsible for paying the costs of any construction supervisors or similar on-site personnel employed by him to satisfy his oversight duties to the Company. Mr. Lund owns a 51% equity interest and the Company owns a 49% equity interest in two limited partnerships. The
Company has an option to buy Mr. Lund's interests in these partnerships for $10,000.

         Various representations were made to the Company in connection with the Wedgwood Acquisition. Subsequent to the acquisition, two lawsuits were filed against the Company and Victor L. Lund. In October 1997, the Company and Mr. Lund entered into an agreement whereby the Company would indemnify him for any damages resulting from the lawsuits and to agree to assume responsibility for all legal fees associated with the lawsuits. In return, Mr. Lund agreed to give the Company 125,000 shares of Common Stock. Subsequent to entering into this agreement, the Company and Mr. Lund were awarded a summary judgment and a directed verdict, including legal fees, by the respective courts.

         Victor L. Lund and Mark W. Hall, a former officer of the Company, made loans to Wedgwood of $880,158 during several years prior to the Company's acquisition of Wedgwood to partially fund construction and acquisition of facilities, and for working capital. The notes bear interest at rates ranging from 9.25% to 10.50% and were due on demand. The remaining balances of these loans were paid in full in March 1998. In addition, as of June 30, 1998, Mr. Lund has guaranteed repayment of approximately $11,000,000 of Wedgwood indebtedness and the Company has agreed to indemnify Mr. Lund against any liability under his guarantees.

         In 1996, The April Trust purchased a Stock Purchase Warrant from an unaffiliated holder to purchase 108,000 shares of Common Stock at an exercise price of $12.98 per share. Such warrant contains anti-dilution clauses requiring a reduction in the exercise price to adjust for any issuances of Common Stock at a price less than the exercise price, which had occurred and would occur in connection with the merger with American Care. To eliminate any future conflicts and negotiations of changes in the exercise price, the warrant was amended to fix the exercise price at $10.00 and to extend the termination date until October 1, 2006.

         On January 13, 1998, Lone Star Opportunity Fund, L.P. ("Lone Star") purchased 1,400,000 shares of Series F Preferred Stock and 800,000 shares of Series G Preferred Stock for an aggregate purchase price of $22,000,000. The Series F Preferred Stock and Series G Preferred Stock are convertible into 1,257,143 shares of Common Stock. The Company agreed to register the shares of Common Stock into which the Series F Preferred Stock and Series G Preferred Stock are convertible under limited circumstances, as follows: (i) the Company agreed to give the holders of such shares the right to demand registration on two occasions of all or a portion of the Common Stock upon conversion provided holders of at least a majority of the shares join in such demand and the aggregate offering price is equal to at least $3 million; (ii) the Company agreed to give the holders of Common Stock "piggy-back" registration rights to include all or a portion of the shares in any other registration statement filed by the Company under the Securities Act (other than on Form S-8 or Form S-4), subject to certain rights of the Company not to include all or a portion of such shares under certain circumstances; and (iii) the Company agreed to register the shares on Form S-3 upon conversion, if Form S-3 is available to the Company, as long as the aggregate offering price for the shares registered on such Form S-3 were at least equal to $3 million and provided the Company will not be required to effect more than one registration on Form S-3 during any twelve month period. The Company agreed to pay all expenses of any demand, piggy-back or Form S-3 registration, other than underwriting fees, discounts or commissions.

         It is the policy of the Company that all transactions between the Company and any officer or director, or any of their affiliates, must be approved by the Conflict of Interest Committee, which is comprised of non-management members of the Board of Directors of the Company. All of the transactions described above were approved.

Organization of the Board of Directors

         The Board of Directors has the following committees:

              Committee                          Members
              ---------                          -------
              Executive                          James R. Gilley - Chairman
                                                 Victor L. Lund
                                                 Paul Chrysson
                                                 Michael E. McMurray
                                                 Floyd B. Rhoades

              Audit                              Matthew G. Gallins - Chairman
                                                 Don C. Benton
                                                 Paul G. Chrysson
                                                 Michael E. McMurray
                                                 William A. Shirley, Jr.(1)


              Compensation Committee             Michael E. McMurray - Chairman
                                                 Don C. Benton
                                                 Paul G. Chrysson
                                                 Matthew G. Gallins


              Conflicts of Interest              Paul G. Chrysson - Chairman
                                                 Don C. Benton
                                                 Matthew G. Gallins
                                                 Michael E. McMurray
                                                 William A. Shirley, Jr.(1)
-------------------

(1) Mr. Shirley will be appointed to these two Committees upon his election to the board of Directors at the annual meeting.

         The Executive Committee conducts the normal business operations of the Company and acts as Nominating Committee. The Audit Committee recommends an independent auditor for the Company, consults with such independent auditor and reviews the Company's financial statements. The Compensation Committee fixes the compensation of officers and key employees of the Company and administers the Company's stock option plans. The Conflicts of Interest Committee receives and investigates any reports of or perceived conflicts of interest in any activities undertaken by the Company.

         Any stockholder who wishes to recommend a prospective nominee for the Board of Directors for consideration by the Executive Committee may write Robert
L. Griffis, Secretary, 4265 Kellway Circle, Addison, Texas 75244.

         The Company's Board of Directors held three meetings during the year ended December 31, 1997. Each Director attended at least 75% of the aggregate number of meetings held by the Board of Directors and its Committees during the time each such Director was a member of the Board or of any Committee of the Board.

Compensation of Directors

         The Company pays each director a fee of $2,500 per year, plus a meeting fee of $1,000 for each Board meeting attended.

Section 16(a) Beneficial Ownership Reporting Compliance

         Based solely upon a review of Forms 3, 4 and 5 furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or upon written representations received by the Company, the Company is not aware of any failure by any director, officer or beneficial owner of more than 10% of the Company's Common Stock to timely file with the Securities and Exchange Commission any Form 3, 4 or 5 relating to 1997.

                                   PROPOSAL 2
                            RATIFICATION OF AUDITORS


         The Board of Directors has selected Grant Thornton, LLP to serve as the Company's independent auditors for the year ending December 31, 1998. The Stockholders are being asked to ratify the Board's selection. Representatives of Grant Thornton, LLP will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to answer appropriate questions.

         Ratification of the appointment of Grant Thornton, LLP as the Company's independent auditors for the fiscal year ending December 31, 1998 requires the approval by a majority vote of the outstanding shares of Common Stock and Series B and D Preferred Stock attending the Annual Meeting, either in person or by proxy.

         The Board of Directors recommends a vote FOR the above Proposal 2.


                                  ANNUAL REPORT


         The Annual Report to Stockholders, including consolidated financial statements, for the year ended December 31, 1997, accompanies the proxy material being mailed to all Stockholders. The Annual Report is not a part of the proxy solicitation material.


                                  OTHER MATTERS


         The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented to the Annual Meeting by others. In the event that other matters properly come before the Annual Meeting or any adjournments thereof it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.


                             DEADLINE FOR SUBMISSION
                          OF PROPOSALS TO BE PRESENTED
                   AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS


         Any Stockholder who intends to present a proposal at the 1999 Annual Meeting of Stockholders must file such proposal with the Company by March 10, 1999 for possible inclusion in the Company's proxy statement and form of proxy relating to the meeting.


                                        By Order of the Board of Directors



                                        Robert L. Griffis, Secretary

                             Greenbriar Corporation

           This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Greenbriar Corporation (the "Company"), to be held at the offices of the Company at 4265 Kellway Circle, Addison, Texas, on July 31, 1998, beginning at 10:00 a.m., Dallas Time, and the Proxy Statement in connection therewith and (2) appoints James R. Gilley and Gene S. Bertcher, and each of them, the undersigned's proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock and Series B and D Preferred Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

         The undersigned directs that the undersigned's proxy be voted as follows:



         1.       ELECTION OF       [  ]  FOR the Class III nominee and        [  ]  WITHHOLD AUTHORITY             [  ] ABSTAIN
                  DIRECTORS               Class I nominees listed below              to vote for the Class III           from voting
                                          (except as marked to the                   nominee and Class I
                                          contrary below)                            nominees listed below

                  Class III nominee:   William A. Shirley, Jr.

                  Class I nominees:    James R. Gilley, Floyd B. Rhoades and Paul G. Chrysson
                  (Instruction: To withhold authority to vote any individual nominee, write that nominee's name on the line provided below.)
                  ----------------------------------------------------------------------------------------------------

         2.       RATIFY SELECTION OF       [  ]  FOR                          [  ]  AGAINST            [  ]  ABSTAIN
                  GRANT THORNTON , LLP            ratification                       ratification             from voting
                  AS THE COMPANY'S
                  AUDITORS

         3.       IN THE  DISCRETION  OF THE PROXIES,  ON ANY OTHER MATTER WHICH
                  MAY PROPERLY COME BEFORE THE MEETING.



         This proxy will be voted as specified above. If no specification is made, this proxy will be voted for the election of the Class III director nominee and Class I director nominees in item 1 above and for the ratification and approval in item 2 above.

         The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock or Series B and D Preferred Stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

         If more than one of the proxies named shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

         Please date, sign and mail this proxy in the enclosed envelope. No postage is required.

                                         Date ________________ ____, 1998


                                         ---------------------------------------
                                                    Signature of Stockholder


                                         ---------------------------------------
                                                   Signature of Stockholder

                    Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.